As filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Frank’s International N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	98-1107145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

+31 (0)20 52 14 777

(Address of Principal Executive Offices, Including Zip Code)

FRANK’S INTERNATIONAL N.V. 2013 LONG-TERM INCENTIVE PLAN

FRANK’S INTERNATIONAL N.V. EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Brian Baird

Vice President and Chief Legal Officer

Frank’s International N.V.

1097 JB Amsterdam, The Netherlands

+31 (0)20 52 14 777

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be Registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Frank’s International N.V. 2013 Long-Term Incentive Plan	Common Stock, €0.01 par value	20,000,000 shares	$26.475	$529,500,000	$72,223.80
Frank’s International N.V. Employee Stock Purchase Plan	Common Stock, €0.01 par value	3,000,000 shares	$26.475	$79,425,000	$10,833.57
Total	Common Stock, €0.01 par value	23,000,000 shares	$26.475	$608,925,000	$83,057.37

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional Common Stock as may become issuable pursuant to the adjustment provisions of both the Frank’s International N.V. 2013 Long-Term Incentive Plan and the Frank’s International N.V. Employee Stock Purchase Plan.
(2)	This Registration Statement covers (A) 20,000,000 shares of common stock issuable under the Frank’s International N.V. 2013 Long-Term Incentive Plan that have not previously been registered, plus (B) 3,000,000 shares of common issuable under the Frank’s International N.V. Employee Stock Purchase Plan (the “ESPP”) that have not previously been registered.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, and is based on a price of $26.475, which is the average high and low trading prices per share on the New York Stock Exchange on August 12, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Frank’s International N.V. (the “Company” or the “Registrant”) will send or give to all participants in the Frank’s International N.V. 2013 Long-Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on August 9, 2013, relating to the Registrant’s Registration Statement on Form S-1 originally filed with the Commission on May 10, 2013 (File No. 333-188536); and

(b)	The description of the Registrant’s Common Stock, par value €0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission on August 8, 2013, pursuant to Section 12(b) of the Exchange Act, including any other amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Laws of The Netherlands

Although Netherlands law does not contain any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in The Netherlands. However, there is generally no entitlement to indemnification for acts or omissions that can be characterized as willful misconduct (opzet), willful recklessness (bewuste roekeloosheid) or serious culpability (enrstige verwijtbaarheid).

Articles of Association

Our amended and restated articles of association provide that we will, to the full extent permitted by the law of The Netherlands, as amended from time to time, indemnify, and advance expenses to, each of its now acting and former management board and supervisory board members, officers, employees and agents, whenever any such person is made a party, or threatened to be made a party, in any action, suit or proceeding by reason of his service with us. The articles of association also provide that we may purchase and maintain directors’ and officers’ liability insurance.

Indemnification Agreements

Our directors and executive officers will enter into indemnification agreements with us. The agreements provide, to the fullest extent permitted by our amended and restated articles of association and the law of The Netherlands, that we will indemnify the directors and executive officers against any and all liabilities, claims, judgments, fines, penalties, interest and expenses, including attorneys’ fees, incurred in connection with any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative, involving a director or an executive officer by reason of his position as director or officer.

D&O Liability Insurance

The Company maintains directors’ and officers’ liability insurance.

Long-Term Incentive Plan and ESPP

Under the terms of the Plan, members of the Plan administration committee and officers and employees of the Registrant or any of its subsidiaries acting at the direction or on behalf of the Plan administration committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination. Under the terms of the ESPP, the ESPP’s administrative committee shall not be personally liable for any decision, determination, or action taken or made in good faith with respect to the administration of the ESPP.

The above discussion of the laws of The Netherlands, the Company’s amended and restated articles of association, the indemnification agreements, the Company’s maintenance of directors’ and officers’ liability insurance, and the Plan and the ESPP is not intended to be exhaustive and is respectively qualified in its entirety by such laws and documents.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

4.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.2	Form of Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.3*	Frank’s International N.V. 2013 Long-Term Incentive Plan.

4.4	Frank’s International N.V. 2013 Long-Term Incentive Plan Restricted Stock Unit Agreement (Non-Employee Director Form) (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.5	Frank’s International N.V. 2013 Long-Term Incentive Plan Restricted Stock Unit Agreement (Employee Form) (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.6*	Frank’s International N.V. Employee Stock Purchase Plan.

5.1*	Opinion of Van Campen Liem (Liem & Partners N.V.) as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Van Campen Liem (Liem & Partners N.V.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 13, 2013.

FRANK’S INTERNATIONAL N.V.

By:	/s/ Donald Keith Mosing
Donald Keith Mosing
Chairman of the Board, Director,
Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Brian D. Baird and Mark G. Margavio, or any one of them acting without the other, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Donald Keith Mosing	Chairman of the Supervisory Board, Director,	August 13, 2013
Donald Keith Mosing	Chief Executive Officer and President (Principal Executive Officer)

/s/ Mark G. Margavio	Vice President, Chief Financial Officer and Treasurer	August 13, 2013
Mark G. Margavio	(Principal Financial Officer)

/s/ Sheldon Erikson	Director	August 13, 2013
Sheldon Erikson

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.2	Form of Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.3*	Frank’s International N.V. 2013 Long-Term Incentive Plan.

4.4	Frank’s International N.V. 2013 Long-Term Incentive Plan Restricted Stock Unit Agreement (Non-Employee Director Form) (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.5	Frank’s International N.V. 2013 Long-Term Incentive Plan Restricted Stock Unit Agreement (Employee Form) (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (File No. 333-188536) filed with the Commission on July 16, 2013).

4.6*	Frank’s International N.V. Employee Stock Purchase Plan.

5.1*	Opinion of Van Campen Liem (Liem & Partners N.V.) as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Van Campen Liem (Liem & Partners N.V.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.